April 30, 2026 Emergent BioSolutions Inc. 300 Professional Drive Gaithersburg, Maryland 20879 Ladies and Gentlemen: We have acted as counsel to Emergent BioSolutions Inc., a Delaware corporation (the “Company”), and are rendering this opinion in connection with the registration by the Company under the Securities Act of 1933 (the “Securities Act”), of the offer and sale of up to 5,000,000 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), issuable under the Emergent BioSolutions Inc. Amended and Restated Stock Incentive Plan (the “Plan”), pursuant to the Registration Statement on Form S-8 filed with the United States Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”). We have reviewed the Registration Statement and the Plan. We have also reviewed such corporate records, certificates and other documents, and such questions of law, as we have deemed necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals. We have assumed that the Shares will be duly registered on the books of the transfer agent and registrar of the Common Stock and that the Company will comply with applicable notice requirements regarding uncertificated shares provided under the Delaware General Corporation Law (the “DGCL”). We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible. Based upon the foregoing, we are of the opinion that the Shares have been duly authorized, and assuming that individual issuances under the Plan are duly authorized by all necessary corporate action of the Company, when issued in accordance with the terms of the Plan and any awards duly granted thereunder and in accordance therewith, will be validly issued, fully paid and nonassessable. We are members of the bar of the District of Columbia. We do not express any opinion herein on any laws other than the DGCL.

Emergent BioSolutions Inc. April 30, 2026 Page 2 We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act. Very truly yours, /s/ Covington & Burling LLP